EXHIBIT 25

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FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)           |__|

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York

13-5160382

(State of incorporation

(I.R.S. employer

if not a U.S. national bank)

identification no.)

One Wall Street, New York, N.Y.

10286

(Address of principal executive offices)

(Zip code)

FIRST HORIZON ASSET SECURITIES, INC.

(Exact name of obligor as specified in its charter)

Delaware

75-2808384

(State or other jurisdiction of

(I.R.S. employer

incorporation or organization)

identification no.)

4000 Horizon Way

Irving, Texas

75063

(Address of principal executive offices)

(Zip code)

_____________

Guarantee of Capital Securities of

ABS Notes, Series 2004-HE1

 (Title of the indenture securities)

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1.

General information.  Furnish the following information as to the Trustee:

(a)

Name and address of each examining or supervising authority to which it is subject.

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                  Name                                        Address

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Superintendent of Banks of the State of

2 Rector Street, New York,

New York

N.Y.  10006, and Albany, N.Y.

12203

Federal Reserve Bank of New York

33 Liberty Plaza, New York,

N.Y.  10045

Federal Deposit Insurance Corporation

Washington, D.C.  20429

New York Clearing House Association

New York, New York   10005

(b)

Whether it is authorized to exercise corporate trust powers.

Yes.

2.

Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.

List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.

A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.

The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.

A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 22nd day of March, 2004.

THE BANK OF NEW YORK

By:  /s/ Cirino Emanuele /s/

    Name:    CIRINO EMANUELE

    Title:      ASSISTANT TREASURER